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                              Exhibit 10.17

                          FINANCIAL ADVISORY AGREEMENT

     This Agreement is made and entered into as of March __, 1997, between First United Equities Corporation ("First United") and Apollo BioPharmaceutics, Inc., a Delaware corporation, (the "Company").

     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby engages First United for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

2. Except as otherwise specified in Paragraph 7 hereof, this Agreement shall be effective for a period of three years, commencing as of the date hereof. Notwithstanding the foregoing, the parties hereby agree that the Company may terminate this Agreement at any time upon thirty (30) days' prior written notice; provided, that, any such termination of this Agreement will not obligate First United to refund the fee paid by the Company under Section 5 of this Agreement.

3. During the term of this Agreement, First United shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company in writing, on a project by project basis, provided that First United shall not be required to undertake duties not reasonably within the scope of the financial advisory services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of First United's advice is not readily quantifiable, and that First United shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. First United's duties may include, but will not necessarily be limited to, providing recommendations concerning the following financial and related matters:

     A. Disseminating information about the Company to the investment community at large;

     B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases;

     C.   Assisting in the Company's financial public relations;

     D. Arranging, on behalf of the Company, at appropriate times, meetings with securities analysts of major regional investment banking firms;

     E.   Rendering advice with regard to internal operations, including:


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            1.    the formation of corporate goals and their implementation;
            2. the Company's financial structure and its divisions or subsidiaries;
            3. securing, when and if necessary and possible, additional financing through banks and/or insurance companies; and
            4.    corporate organization and personnel; and

      F. Rendering advice with regard to any of the following corporate finance matters:

            1.    changes in the capitalization of the Company;
            2.    changes in the Company's corporate structure;
            3.    redistribution of shareholdings of the Company's stock;
            4.    offerings of securities in public transactions;
            5.    sales of securities in private transactions;
            6.    alternative uses of corporate assets;
            7.    structure and use of debt; and
            8. sales of stock by insiders pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise.

     In addition to the foregoing, First United agrees to furnish advice to the Company in connection with (i) the acquisition and/or merger of or with other companies, divestiture or any other similar transaction, or the sale of the Company itself (or any significant percentage, assets, subsidiaries or affiliates thereof), and (ii) bank financings or any other financing from financial institutions (including but not limited to lines of credit, letters of credit, loans or other financings not provided for in Paragraph 5 hereof).

     Notwithstanding the foregoing, it is hereby acknowledged and agreed that the Company is under no obligation to follow any advice rendered by First United under this Agreement.

4. First United shall render such other financial advisory and investment and/or investment banking services as may from time to time be agreed upon by First United and the Company.

5. In consideration for the services rendered by First United to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 8 hereof), the Company shall pay to First United, on the date hereof, $108,000 as compensation for the services to be provided hereunder by First United.

6. Fees and expenses payable to First United with regard to fairness opinions and valuations, will be determined by mutual agreement at such time as the nature and terms of the relevant transaction are affirmed.

7. In addition to the fees payable hereunder, the Company shall reimburse First United for all reasonable and necessary fees and disbursements of First United's counsel and First United's reasonable and necessary travel and out-of-pocket expenses incurred in connection with services rendered by First United for projects which are approved by the Company in accordance with Section 3 of this Agreement upon presentation by First United of documentation, expense statements, vouchers and/or other such supporting


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      information as the Company may reasonably request. Such expenses may include, without limitation, hotel, food and associated expenses and long-distance telephone calls.

8. (a) The Company acknowledges that all opinions and advice (written or oral) given by First United to the Company in connection with First United's engagement are intended solely for the benefit and use of the Company and the Company's officers, directors, agents and employees in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company and the Company's officers, directors, agents and employees shall be entitled to make use of or rely upon the advice of First United to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to First United, or use First United's name in any annual reports or any other reports or releases of the Company without First United's prior written consent, which consent shall not be reasonably withheld.

     (b) The Company acknowledges that First United makes no commitment to make a market in the Company's securities and that none of First United's affiliates makes any commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by First United will, when and if prepared, be done solely on the merits or judgment of analysts of First United or any senior corporate finance personnel of First United.

9. The Company acknowledges that First United and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict First United in conducting such business with respect to others, or in rendering such advice to others.

10. The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, First United will use and rely on data, material and other information furnished to First United by the Company. The Company acknowledges and agrees that in performing its services under this engagement, First United may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

11. Since First United will be acting on behalf of the Company in connection with its engagement hereunder, the Company and First United have entered into a separate indemnification agreement substantially in the form attached hereto as Schedule A and dated the date hereof, providing for the indemnification of First United by the Company. First United has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

12. First United represents and warrants to the Company that First United currently has no agreement with, nor any other obligation to, any third party that would materially impact


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     First United's ability to perform its obligations under this Agreement, nor shall First United enter into any such agreement nor incur such an obligation without the prior written consent of the Company. First United further represents that the performance of the services hereunder will not breach any agreement or obligation with any third party, including without limitation any obligation to refrain from engaging in activities that may compete with such party.

13. First United acknowledges that its relationship with the Company is one of high trust and confidence and that, in the course of its service to the Company, it will have access to and have contact with Proprietary Information. First United agrees that it will not, during the term of this Agreement or at any time thereafter, disclose to others, or use for its benefit or the benefit of others, any Proprietary Information. For purposes of this Agreement, "Proprietary Information" shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, discovered, developed or otherwise acquired by First United in the course of its service as a consultant to the Company.

     First United's obligations under this Section 13 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by First United of the terms of this
     Section 13, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of the Board of Directors of the Company.

     Upon termination of this Agreement, First United shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

     First United represents that its retention as a consultant to the Company and its performance under this Agreement does not, and shall not, breach any agreement that obligates it to keep in confidence any trade secrets or confidential or proprietary information of its or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. First United shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

     First United acknowledges and agrees that any breach of the provisions of this Section 13 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. First United agrees, therefore, that, in addition to any other remedy it may have, the Company shall be


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     entitled to enforce the specific performance of this Agreement by First
     United and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

14. Since First United will be acting on behalf of the Company in connection with its engagement hereunder, the Company and First United have entered into a separate indemnification agreement substantially in the form attached hereto as Schedule A and dated the date hereof, providing for the indemnification of First United by the Company. First United has entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

15. First United shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. Any duties of First United arising out of its engagement hereunder shall be owed solely to the Company. It is expressly understood and agreed to by the parties hereto that First United shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

16. First United hereby designates Van Gothner as its initial contact person for purposes of this Agreement. The parties hereby agree that such contact person may be changed from time to time by First United upon 5 days' prior written notice to the Company.

     (a) This Agreement and the Exhibit attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

     (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other of in writing;

      If to the Company, to:        Apollo BioPharmaceutics, Inc.
                                    One Kendall Square, Building 200, Suite 2200
                                    Cambridge, Massachusetts 02139
                                    Attn: Chief Executive Officer

      with a copy to:               Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, Massachusetts 02108
                                    Attn: Michael Lytton, Esq.


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     If to First United, to:        First United Equities Corporation
                                    200 Garden City Plaza, Suite 518
                                    Garden City, New York 11530
                                    Attn: _____________________

     with a copy to:                Rubin Baum Levin Constant Friedman & Bilzin
                                    200 South Biscayne Boulevard, Suite 2500
                                    Miami, Florida 33131-2336
                                    Attn: Harold E. Berritt, Esq.

     (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

     (d) This Agreement may be executed in any number of counterparts, each of which together shall continue one and the same original document.

     (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

     (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 14(b) hereof.

     THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                                FIRST UNITED EQUITIES CORPORATION


                                By:   _______________________________________
                                      Name:
                                      Title:

                                APOLLO BIOPHARMACEUTICS, INC.


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                                BY:   _______________________________________
                                      Name:
                                      Title:


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                                   Schedule A


First United Equities Corporation
200 Garden City Plaza, Suite 518
Garden City, New York 11530
Attn:  _____________________


Ladies and Gentlemen:

     In connection with our engagement of First United Equities Corporation ("First United") as our financial advisor and investment banker, we hereby agree to indemnify and hold harmless First United and its affiliates, and the respective directors, officers, shareholders, agents and employees of First United and its affiliates (collectively the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings (including those of stockholders), damages, liabilities, costs and expenses as incurred by any of them (including the fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company during the term of the Financial Advisory Agreement (including any extension of the term thereof), or (ii) any actions taken or omitted to be taken by any Indemnified Person which were requested by the Company during the term of the Financial Advisory Agreement (including any extension of the term thereof) in connection with our engagement of First United, or (B) otherwise relate to or arise out of First United's activities on our behalf under First United's engagement, and we shall reimburse any Indemnified Person for all costs and expenses (including the fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim to the extent that it is finally judicially determined by a court of competent jurisdiction to have resulted from the negligence, bad faith or misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with our engagement of First United except to the extent any Claim is determined in a final judgment by a court of competent jurisdiction to have directly resulted from any Indemnified Person's negligence, bad faith or misconduct.

     We further agree that we will not, without the prior written consent of First United, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such Claim.


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     Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution, but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless and only to the extent such failure results in the forfeiture by us of substantial rights and defenses, and will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and us, and such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Person shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by us therefor, including without limitation, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such Claim and to retain its own counsel therefor at its own expense.

     We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not First United is the Indemnified Person), we and First United shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect (i) the relative benefits to us, on the one hand, and First United on the other, in connection with First United's engagement referred to above or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of us, on the one hand, and First United, on the other, as well as any other relevant equitable considerations, subject to the limitation that in no event shall the amount of First United's contribution to such Claim exceed the amount of fees actually received by First United from us pursuant to First United's engagement. We hereby agree that the relative benefits to us, on the one hand, and First United on the other, with respect to First United's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee paid or proposed to be paid to First United in connection with such engagement.


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     Our indemnity, reimbursement and contribution obligations under this
Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

     Should First United or its personnel be required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to First United's engagement, we agree to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith and $5,000 per day for sworn testimony or preparation therefor, payable in advance.

     We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

     It is understood that, in connection with First United's engagement, First United may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following the completion or termination of First United's engagement(s).

                               Very truly yours,

                               APOLLO BIOPHARMACEUTICS, INC.


                               By:   _______________________________________
                                     Name:
                                     Title:

Confirmed and agreed to:

FIRST UNITED EQUITIES CORPORATION

By:   _________________________________
      Name:
      Title:


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